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                                                                    EXHIBIT 23.2

           [LETTERHEAD OF RIVER SCOTT COMPANY PETROLEUM CONSULTANTS]

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


         We hereby consent to the use of our reports relating to the proved oil and gas reserves of Carrizo Oil & Gas, Inc. (the "Company"), to the information derived from such reports and to the reference to this firm as an expert in the Form S-2 registration statement and any amendments thereto filed by the Company and in the prospectus to which the registration statement relates.

         We hereby consent to all references to such reports and/or to this firm in each of the registration statement and the prospectus to which the registration relates. We hereby consent to the incorporation of this consent in any registration statement filed for the same offering pursuant to Rule 462(b) under the Act.


                                             /s/ RYDER SCOTT COMPANY, L.P.
                                             -----------------------------------
                                             RYDER SCOTT COMPANY, L.P.

Houston, Texas
December 19, 2003